Exhibit 99.1

Investor Relations Contact:
Alan B. Catherall 770-485-2527

PRESS RELEASE

FOR IMMEDIATE RELEASE

NUMEREX REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS

ATLANTA, February 27, 2007 - Numerex Corp. (NASDAQ: NMRX), a leader in wireless machine-to-machine (M2M) data communications, today announced net income of $1.8 million for the fourth quarter of 2006 and net income of $4.1 million for the full year. These results compare to net income of $422,000 and $593,000 for the comparable periods of 2005. Basic and diluted earnings per share for the fourth quarter of 2006 were $0.14 and $0.13 respectively. This compares to basic and diluted earnings per share of $0.04 for the fourth quarter of 2005. Basic and diluted earnings per share for 2006 in total were $0.33 and $0.31 respectively. This compares to basic and diluted earnings per share of $0.05 for 2005. Net income for the fourth quarter of 2006, excluding stock based compensation expenses, outstanding warrants, a goodwill impairment charge and the partial release of the Company’s deferred tax valuation allowance (“non-GAAP income”) was $1.2 million compared to $422,000 for the same quarter in 2005 using the same non-GAAP income measurement. Basic and diluted earnings per share using non-GAAP income would have been $0.09 for the fourth quarter of 2006. All non-GAAP information is reconciled in the Non-GAAP Condensed Consolidated Statement of Operations table attached.

Key financial results for the fourth quarter and the full year 2006 compared to the same periods in 2005:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2006	2005	% Increase	2006	2005
Net Revenues (millions)	$14.76	$8.40	75%	$52.79	$29.95
Net Income (millions)	$1.81	$0.42	329%	$4.10	$0.59
Reported EPS	$0.14	$0.04	285%	$0.33	$0.05
Non-GAAP Income (millions)	$1.17	$0.42	168%	$4.02	$0.59
Non-GAAP EPS	$0.09	$0.04	141%	$0.32	$0.05

“2006 marked another productive year with milestones achieved in both financial performance and new product and service initiatives,” said Stratton Nicolaides, chairman and CEO of Numerex. “We continued solidifying our position as a market leader and partner of choice in the M2M industry. We have highlighted some of the key achievements that made 2006 a banner year:

•	Completing and fully integrating the acquisition of Airdesk, acquired in January, a key provider of wireless M2M modules and services, an ideal complement to Numerex’s existing M2M platforms.

•	Launching our new Digital Uplink product line in February, a first-to-market digital product and wireless network service, designed to meet the demands of the security industry

•
Launching our new digital mobile product line, Airdesk Mobile, a platform designed for private label use, providing vehicle tracking & recovery capabilities for use in both the new and sub-prime markets

•	Forging a relationship with TelCel, offering integrated wireless M2M solutions through its distribution network in Mexico

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•	Selected by US Cellular to provide a variety of services designed to transition their analog customers to a CDMA digital format

•	Introducing SMSXpress which provides a powerful and cost-effective wireless networking solution for remote monitoring and other M2M applications

•
Initiating several programs designed to convert analog network connections to our new digital platforms, including an agreement with SupplyNet Communications under which they will buy both wireless modules and network services from Numerex

These and other similar initiatives provided the foundation for our profitable operations in 2006 and set the stage for continued growth in 2007,” Mr. Nicolaides continued.

Financial Results
Net revenues in the fourth quarter of 2006 were $14.8 million compared to $8.4 million reported for same quarter last year, representing 76% year over year growth. For the full year of 2006, revenues grew from $29.9 million to $52.8 million, also an increase of 76%. Revenues increased 11.1% sequentially from $13.3 million in the third quarter of 2006, which included the full impact of the acquisition of Airdesk announced in January 2006. Total revenues of $14.8 million exceeded the revenue guidance range for the fourth quarter of $14.0 million to $14.5 million issued as part of our earnings release in October last year.

Wireless M2M revenues were $13.4 million compared to $6.8 million for the fourth quarter of 2005 and $11.3 million for the third quarter of 2006. This increase in revenues compared to the same quarter last year is attributable to further improved performance across all of the Company’s wireless business units including Uplink, Numerex’s wireless security group, the sales of wireless modules as well as product sales from the mobile unit. For the full year, total M2M revenues more than doubled compared to 2005 and increased more than 38% on a pro-forma basis, which includes the revenues generated by Airdesk in 2005. Numerex’ wireless M2M business comprised 91% of total revenues in the fourth quarter of 2006 as that segment of our business continues to grow strongly. Management continues to operate its legacy, non-core business units for cash flow contribution.

Gross margins for the fourth quarter and full year of 2006 were 34.6% and 35.8% respectively. These are contrasted with 39.5% and 42.5% for the comparable periods in 2005. Gross margins in the third quarter of 2006 were 37.2%. As previously reported, the decrease in gross margins compared to 2005 is the result of the Airdesk acquisition producing a higher mix of lower margin product revenues compared to higher margin service revenues. The margin decline compared to the third quarter of 2006 is due to the strength of product revenues in the fourth quarter as the company took advantage of increased unit demand.

Operating expenses were $4.0 million for the current quarter compared to $2.9 million during the fourth quarter of 2005 and $3.8 million for the third quarter of 2006. Operating expenses continue to increase at a much slower rate than revenue growth. For example, operating expenses as a percentage of revenue for the full year of 2006 declined to 29% in 2006 from 39% in 2005. In accordance with Financial Accounting Standard No. 123 the Company recorded non-cash stock option compensation costs of $159,000 in the fourth quarter of 2006.

The Company conducted its goodwill analysis and assessment in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) 142 which requires goodwill to be assessed for potential impairment at least annually. The Company has recorded a pre-tax, non-cash charge of $2.1 million for the impairment of goodwill within the non-core Digital Multimedia, Networking & Wireline segment. The impairment charge was based upon the Company’s assessment of the long term outlook for its Broadband Networks, Inc. unit within the Digital Multimedia, Networking and Wireline segment and a determination that a reduction in the goodwill balance in the amount of $2.1 million would be required to more properly reflect the current value of the business. The non-cash charge has no impact on the Company’s liquidity or on its future operating performance. After this impairment, the Company’s goodwill balance will be approximately $16.0 million.

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For the first three quarters of 2006, the Company did not record a federal tax provision. In the fourth quarter of 2006, as a result of continued strong operating results and other factors, the Company has partially eliminated the valuation allowance related to cumulative net operating losses. This valuation allowance had substantially offset the Company’s entire net deferred tax asset. Because of the partial elimination of the tax valuation allowance, the Company’s net income in 2007 and beyond will include a tax provision. However, until the Company has utilized its net operating loss carry forwards, cash payments for federal income taxes will be minimal.

In late December of 2006, Numerex entered into a $10 million Convertible Term Note with the Laurus Master Fund, Ltd. to provide additional funds primarily for strategic initiatives which may include joint ventures, co-marketing programs and acquisition opportunities. As a result of this transaction, the Company’s total debt is now $15 million having successfully converted into equity all prior Convertible Term Notes. Other key balance sheet metrics at December 31, 2006, include:

•	Total cash at over $20 million compared to $12 million at the end of September 2006 and $4.4 million at December 31, 2005.

•	An improvement in Days Sales Outstanding (DSO), which are calculated by reference to monthly sales, to 60 days from 63 at the end of 2005 and 61 at September 30, 2006.

•
Aggressive management of inventory levels which yielded another increase in the inventory turnover rate from 8.3 times and 7.8 times at the end of December 2005 and the end of September 2006, respectively to over 9.7 times at the end of December 2006.

•	A further improvement in the Working Capital Ratio to 3.2:1 at the end of December 2006 from 2.1: 1 at September 30, 2006 and 1.6:1 at December 31, 2005.

“As a result of continued strength in wireless revenues and favorable market trends, estimated total revenues are expected to range between $14.25 million and $15 million for the first quarter of 2007,” Mr. Nicolaides concluded, “We expect another strong year of M2M growth, and anticipate 2007 wireless revenues will be 30% to 40% greater than they were in 2006.”

Conference Call and Web cast Information
Numerex will conduct a conference call on February 27, 2007 at 11:00 A.M., Eastern Time, accessible by calling (800) 418-7236 in the U.S. and Canada, or (973) 935-8757 for international. A live web cast of the call will also be available via the Numerex web site at http://www.nmrx.com, under the Investor Relations section. The web cast may also be accessed at ViaVid's website http://viavid.net. A replay of the conference call will be available via the Numerex web site beginning two hours after the call.

About Numerex

Numerex Corp. (NASDAQ: NMRX) is a leader in providing wireless fixed and mobile machine-to-machine (M2M) solutions, as well as a broad range of reliable, competitive network services and technology. A single-source provider for M2M requirements, Numerex enables real-time wireless data communications, monitoring, tracking, and service management tailored to the needs of each application, customer and industry, from vehicle location and tracking, to vending, to security and utilities. Wireless M2M network services and solutions are delivered through the Airdesk Wireless division. Wireless security solutions are delivered through the Uplink Security division. In addition to its core M2M business, Numerex markets proprietary digital multimedia and collaboration products to the educational and distance learning markets. It also provides networking and integration services to major telecommunications companies. Numerex primarily serves customers throughout the United States, Canada and Latin America. The company is headquartered in Atlanta, Georgia. Website www.nmrx.com

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume,"

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"strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions.
Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the failure to realize improvements on our digital multimedia and networking business; variations in quarterly operating results, delays in the development, introduction, integration and marketing of new wireless products and services; customer acceptance of products and services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

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NUMEREX CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share information)
	December 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,327	$2,821
Short-term investments	57	1,538
Accounts receivable, less allowance for doubtful accounts of $933 at December 31, 2006 and $704 at December 31, 2005:	11,844	6,046
Inventory	2,755	1,694
Prepaid expenses and other current assets	1,678	517
Deferred tax asset - current	1,113	-
TOTAL CURRENT ASSETS	37,774	12,616

Property and Equipment, Net	1,287	986
Goodwill, Net	15,967	15,014
Other Intangibles, Net	6,734	6,268
Software, Net	1,815	1,020
Other Assets	747	444
Deferred tax asset - long term	2,070	-
TOTAL ASSETS	$66,394	$36,348

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,651	$3,911
Other current liabilities	2,270	2,326
Note payable, current	1,139	490
Deferred revenues	715	1,056
Obligations under capital leases, current portion	96	58
TOTAL CURRENT LIABILITIES	11,871	7,841

LONG TERM LIABILITIES
Obligations under capital leases and other long term liabilities	340	60
Note Payable	12,763	718
TOTAL LONG TERM LIABILITIES	13,102	778

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock - no par value; authorized 30,000,000; issued 14,445,234 shares at December 31, 2006 and 14,033,877 shares at December 31, 2005	43,133	40,050
Additional paid-in-capital	2,487	1,136
Treasury stock, at cost, 1,185,400 shares on December 31, 2006 and 2,391,400 on December 31, 2005	(5,053)	(10,197)
Class B common stock - no par value; authorized 5,000,000; none issued	-	-
Accumulated other comprehensive income (loss)	3	(8)
Accumulated earnings (deficit)	852	(3,252)
TOTAL SHAREHOLDERS' EQUITY	41,421	27,729
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$66,394	$36,348

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Numerex Corp.
Supplemental Sales Information
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net sales:
Wireless Data Communications
Product	$9,540	$4,077	$32,383	$11,919
Service	3,896	2,772	13,938	10,409
Sub-total	13,436	6,849	46,321	22,328
Digital Multimedia, Networking and Wireline Security
Product	362	328	2,142	2,654
Service	962	1,220	4,326	4,964
Sub-total	1,324	1,548	6,467	7,618
Total net sales
Product	9,902	4,405	34,524	14,573
Service	4,858	3,992	18,264	15,373
Total net sales	14,761	8,397	52,788	29,946
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Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net sales:
Product	$9,902	$4,405	$34,524	$14,573
Service	4,858	3,992	18,264	15,373
Total net sales	14,761	8,397	52,788	29,946

Cost of product sales (excluding depreciation)	8,336	3,622	27,967	11,303
Cost of services (excluding depreciation and amortization)	1,295	1,413	5,750	5,748
Depreciation and amortization	27	46	149	178
Gross Profit	5,103	3,316	18,922	12,717
	34.6%	39.5%	35.8%	42.5%

Selling, general, and administrative expenses	3,272	2,194	12,088	8,663
Research and development expenses	241	273	1,067	1,106
Bad debt expense	37	83	198	325
Depreciation and amortization	479	371	1,755	1,662
Goodwill impairment	2,140	-	2,140	-
Operating earnings (loss)	(1,066)	395	1,674	961

Interest income and (expense), net	(143)	27	(552)	(311)
Other income and (expense), net	24	-	31	(5)
Earnings (loss) before income taxes	(1,185)	422	1,153	645

Provision for income taxes	(2,995)	-	(2,950)	52
Net earnings	$1,810	$422	$4,103	$593

Basic earnings (loss) per common share	$0.14	$0.04	$0.33	$0.05
Diluted earnings (loss) per common share	$0.13	$0.04	$0.31	$0.05
Number of shares used in per share calculation
Basic	12,958	11,642	12,502	11,231
Diluted	13,661	11,991	13,157	11,591
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Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2006			December 31, 2006
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Product	$9,902		$9,902	$34,524		$34,524
Service	4,858		4,858	18,264		18,264
Total net sales	14,761		14,761	52,788		52,788

Cost of product sales (excluding depreciation)	8,336		8,336	27,967		27,967
Cost of services (excluding depreciation and amortization)	1,295		1,295	5,750		5,750
Depreciation and amortization	27		27	149		149
Gross Profit	5,103		5,103	18,922		18,922
	34.6%		34.6%	35.8%		35.8%

Selling, general, and administrative expenses	3,272	(159)	3,113	12,088	(464)	11,624
Research and development expenses	241		241	1,067		1,067
Bad debt expense	37		37	198		198
Depreciation and amortization	479		479	1,755		1,755
Goodwill impairment	2,140	(2,140)	-	2,140	(2,140)	-
Operating earnings (loss)	(1,066)	2,299	1,197	1,674	2,604	4,278

Interest income and (expense), net	(143)	52	(91)	(552)	261	(291)
Other income and (expense), net	24		24	31		31
Earnings (loss) before income taxes	(1,185)	2,351	1,166	1,153	2,865	4,018

Provision for income taxes	(2,995)	2,995	-	(2,950)	2,950	-
Net earnings (loss)	$1,810	$(644)	$1,166	$4,103	$(85)	$4,018

Basic earnings (loss) per common share	$0.14		$0.09	$0.33		$0.32
Diluted earnings (loss) per common share	$0.13		$0.09	$0.31		$0.31
Number of shares used in per share calculation
Basic	12,958		12,958	12,502		12,502
Diluted	13,661		13,661	13,157		13,157

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock option expense and the conversion feature associated with debt converted to equity earlier this year.

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